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EXHIBIT 99.1


FOR IMMEDIATE RELEASE:


                           IONIC FUEL TECHNOLOGY, INC.
                 ANNOUNCES REORGANIZATION OF EUROPEAN OPERATIONS


      ESSEX, ENGLAND (August 10, 2001)... Ionic Fuel Technology, Inc. (OTC BB:IFTI) stated today it is reorganizing its European operations to reduce costs commensurate with its ongoing activities. As part of the reorganization, the Company will form a new operating subsidiary based in England to conduct its European operations. It is anticipated the reorganization will be completed within six to eight weeks without service disruption to current customers.

      Ionic Fuel Technology, Inc. is an environmental and combustion technology company providing environmental solutions, combustion technology and energy utilization products and services to a variety of industries worldwide. The Company provides thermal process consultancy services, "TPS" and management information systems, "MIS", in addition to designing and assembling its proprietary "IFT System" at its offices and manufacturing facility in Essex, England. The Company's consultancy services and "IFT System" are marketed in the United Kingdom, Europe and the United States.

      For further information on Ionic Fuel Technology, Inc. please contact, in North America: Barry Morris, Morris Capital Markets Communications, LLC,
(212)-687-9707, in Europe: Mr. Tony Garner, President and Chief Executive Officer, Ionic Fuel Technology, 011-44-126-849-1409, or access the Company's website at www.ionicfuel.co.uk.